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                                 EXHIBIT 10.32.1





                            ARROW INTERNATIONAL, INC.

                            1999 STOCK INCENTIVE PLAN
                        (AS AMENDED ON OCTOBER 27, 2004)


1.      PURPOSE

        The purpose of this 1999 Stock Incentive Plan (the "Plan") is to advance the interests of Arrow International, Inc. (the "Company") and its shareholders by granting the Company's directors, officers and other eligible key employees stock options, stock appreciation rights ("SARs") and/or restricted stock (collectively referred to as "grants") as provided herein. The Company seeks to attract and retain people of experience, ability and training and to furnish additional incentive to directors, officers and other key employees upon whose judgment, initiative and efforts the successful conduct of the Company's business largely depends.

2.      ADMINISTRATION

        The Plan shall be administered by a Committee of the Board of Directors of the Company (the "Committee") consisting of two or more members of the Board of Directors, as determined from time to time by the Board, each of whom shall, unless the Board determines otherwise, be (a) an "Independent Director" as this term is defined in Rule 4200(a)(15) of the Nasdaq Stock Market, Inc., (b) a "Non-Employee Director" as this term is defined in Rule 15b-3(B)(3) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (c) an "outside directors" as this term is defined in Internal Revenue Code Section 162(m). The Board shall fill any vacancy on the Committee.

        Subject to the provisions of the Plan, the Committee shall possess the authority, in its discretion, (a) to determine the directors, officers and other key employees of the Company to whom, and the time or times at which, restricted stock, SARs and options shall be granted, whether such grants will be awarded singly or in combination to each eligible employee, the price, if any, at which such grants shall be offered and the number of shares to be subject to each such grant and any other terms and conditions that may apply to each grant; (b) in the case of options, the price at which an option may be purchased, to determine whether the options shall be incentive or nonqualified options and the number of shares included within an option that may be purchased by the optionee during any annual (or other stated) period; (c) to interpret the Plan; (d) to make and amend rules and regulations relating thereto; (e) to prescribe the form and conditions of the grant agreements and any appropriate terms and conditions applicable to the awards and to make any amendments to such agreements or awards; and (f) to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations shall be conclusive and binding upon the Company, the eligible employees and all other persons.

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3.      ELIGIBLE EMPLOYEES

        Grants may be awarded under the Plan only to directors, officers and key employees of the Company and its subsidiaries (which shall include all corporations of which at least fifty percent of the voting stock is owned by the Company directly or through one or more corporations at least fifty percent (50%) of the voting stock of which is so owned). The members of the Committee shall not be eligible to receive any grant under the Plan during such period of time as they serve on the Committee.

4.      SHARES AVAILABLE IN THE AGGREGATE AND INDIVIDUALLY

        The total of the issued or issuable shares of the Company's Common Stock, no par value per share (the "Common Stock"), available for grants under this Plan during any fiscal year of the Company shall not exceed three percent (3%) of the number of issued shares of Common Stock, including treasury shares, determined as of the first day of such fiscal year. The number of shares of Common Stock available for incentive options during the term of this Plan shall not exceed 14,000,000 shares (as adjusted for the two-for-one split of the Common Stock effected on August 15, 2003 and subject to substitution or further adjustment as provided in Section 10). Shares used for Plan grants may be authorized and unissued shares or may be treasury shares. If a restricted stock grant is forfeited or if an option expires, terminates or is canceled without being exercised, new restricted stock grants or options may be thereafter granted covering such shares. Notwithstanding the foregoing, shares attributable to the cancellation of an option because of the exercise of a related SAR shall continue to be treated as outstanding and shall not be available for subsequent grants under the Plan. No grant may be awarded more than ten years after the effective date of the Plan.

        The aggregate number of (1) shares with respect to which options are granted, (2) restricted stock awards and (3) SARs that may be granted to any one participant may not exceed 700,000 per fiscal year (as adjusted for the August 15, 2003 two-for-one split of the Common Stock and subject to substitution or further adjustment as provided in Section 10).

5.      TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS

        Incentive stock options may be granted to officers and employees but not to directors. Each incentive stock option granted under the Plan shall be designated as such and shall be evidenced by a stock option agreement in such form as the Committee shall approve from time to time, which agreement shall conform with this Plan and which shall contain the following terms and conditions:

                (a) NUMBER OF SHARES. The option agreement shall specify the number of shares to which it pertains.

                (b) PURCHASE PRICE. The purchase price for each option shall be not less than the fair market value of the stock at the time such option is granted. The Committee shall determine the purchase price. If an option is granted to a director, officer or employee who at the time of grant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (a "10-percent

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        Shareholder"), the purchase price shall be at least 110 percent (110%)
        of the fair market value of the stock subject to the option.

                (c) DURATION OF OPTION. Each option by its terms shall not be exercisable after the expiration of ten years from the date such option is granted. In the case of an incentive stock option granted to a 10-percent Shareholder, the option by its terms shall not be exercisable after the expiration of five years from the date such option is granted.

                (d) OPTIONS NONTRANSFERABLE. Each option by its terms shall be not transferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime, only by the optionee, the optionee's guardian or the optionee's legal representative.

                (e) EXERCISE PERIOD. Subject to the provisions of this Plan, the exercise of each option shall be subject to such conditions as may be imposed by the Committee and specified in the option agreement. The Committee may, among other things, specify a minimum length of employment and may stagger the period of exercise by providing that only a certain percentage of options may be exercised each year.

                (f) PAYMENT OF OPTION PRICE. An option shall be exercised by the delivery of a written, electronic or telephonic notice of exercise to the Company or its designated agent, setting forth the number of shares with respect to which the option is to be exercised, accompanied by full payment of the option price for the shares.

                Upon the exercise of any option, the option price for the shares of Common Stock being purchased pursuant to the option shall be payable to the Company in full either: (1) in cash or its equivalent; or (2) subject to the Committee's approval, by delivery of previously acquired shares of Common Stock having an aggregate fair market value at the time of exercise equal to the total option price (provided that the shares that are delivered must have been held by the optionee for at least six
        (6) months prior to their delivery to satisfy the option price); or (3) by a combination of (1) and (2); or (4) by any other method approved by the Committee in its sole discretion. Unless otherwise determined by the Committee, the delivery of previously acquired shares of Common Stock may be done through attestation. No fractional shares may be tendered or accepted in payment of the option price.

                Unless otherwise determined by the Committee, cashless exercises are permitted pursuant to Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

                Subject to any governing rules or regulations, as soon as practicable after receipt of notification of exercise and full payment, the Company shall deliver to the optionee, in the optionee's name, share certificates in an appropriate amount based upon the number of shares purchased pursuant to the option(s).

                Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

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                (g)     MAXIMUM VALUE OF SHARES. No incentive stock option shall
        be granted to an officer or employee under this Plan or any other incentive stock option plan of the Company or its subsidiaries to purchase shares as to which the aggregate fair market value (determined as of the date of grant) of the Common Stock which first become exercisable by the employee in any calendar year exceeds $100,000.

                (h) RIGHTS AS A SHAREHOLDER. The optionee shall have no rights as a shareholder with respect to any shares for which he is granted an option until the date of issuance to him of a stock certificate for such shares and no adjustment shall be made for any dividends or other rights the record date for which is prior to the date such stock certificate is issued.

                (i) GENERAL RESTRICTION. Each option shall be subject to the requirement that, if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issuance or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

6.      TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS

        Options other than incentive stock options may also be granted under this Plan. Each such nonqualified option shall be evidenced by a nonqualified stock option agreement, shall be designated as such and shall conform to the foregoing provisions of Section 5 except the option price requirements of
Section 5(b), the 10-percent Shareholder restriction of Section 5(c) and the maximum value of grants of Section 5(g). In addition, nonqualified options may be granted to directors as well as officers and employees. The Committee may include, in its discretion, any terms or conditions in addition to those specified in Section 5. To the extent an option exceeds the limitations of
Section 5(g), it shall be deemed a nonqualified option and shall otherwise remain in full force and effect. A nonqualified option may have a duration of 10 years and one day from the date such option is granted.

7.      TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

        The Committee may, in its discretion, award stock appreciation rights to any director, officer or other eligible employee of the Company who is subject to Section 16(b) of the Exchange Act in conjunction with incentive stock options or nonqualified stock options then being granted to him, or to be attached to one or more such options theretofore granted and at the time held unexercised by such employee which shall entitle him to receive payment from the Company in accordance with the following provisions and such terms and conditions as the Committee shall determine from time to time:

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                (a)     An SAR granted hereunder may be made part of an option
        at the time of grant of the option or at any time thereafter up to six months prior to the expiration of the option.

                (b) Such SAR will entitle the holder to elect to receive, in lieu of exercising the option to which it relates, an amount (in cash or in Common Stock, or a combination thereof, all in the sole discretion of the Committee) equal to 100% of the excess of:

                        (1) the fair market value per share of the Common Stock on the date of exercise of such right, multiplied by the number of shares with respect to which the right is being exercised, over

                        (2) the aggregate option exercise price for such number of shares.

                (c) Such SAR will be exercisable only to the extent that it has a positive value and the option to which it relates is exercisable, except that no SAR shall be exercisable during the first six (6) months after the date of its grant.

                (d) Upon exercise of an SAR, the option (or portion thereof) with respect to which such right is exercised shall be surrendered and shall not thereafter be exercisable.

                (e) The exercise of an SAR will reduce the number of shares purchasable pursuant to the related option and available under the Plan to the extent of the number of shares with respect to which the right is exercised.

8.      TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS

        The Committee may, evidenced by such written agreement as the Committee shall from time to time prescribe, grant a specified number of shares of Common Stock with an appropriate restrictive legend affixed thereto ("restricted stock"). Such award shall be neither an option nor a sale, but shall be subject to the following conditions and restrictions:

                (a) Restricted stock may not be sold or otherwise transferred by the participant until ownership vests at such time and in such manner as specified by the Committee. Ownership shall vest only following satisfaction of one or more of the following criteria as the Committee may prescribe:

                        (1) the passage of such period of time as the Committee in its discretion may provide, from the date of grant.

                        (2) the attainment of performance-based goals established by the Committee as of the date of grant. If the participant's compensation is subject to the $1 million cap of Internal Revenue Code Section 162(m), the Committee may establish such performance goals based on one or more of the following targets:

                                i.      total shareholder return

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                                ii.     earnings per share growth

                                iii.    cash flow growth and/or

                                iv.     return on equity

                                If the participant's compensation is not subject to the $1 million cap of Internal Revenue Code
                                Section 162(m), the Committee may establish the performance goal on the basis of the preceding four targets or any other target it may from time to time deem appropriate in its discretion.

                        (3) any other conditions the Committee may prescribe, including a non-compete requirement.

                (b) Unless the Committee shall determine otherwise with respect to participants whose compensation is not governed by Internal Revenue Code Section 162(m), the Committee shall grant and administer all performance-based awards under (a)(2) above with the intent of meeting the criteria of Internal Revenue Code Section 162(m) for performance-based compensation. To this end, the outcome of all targeted goals shall be substantially uncertain on the date of grant; the goals shall be established no later than 90 days following the commencement of service to which the goals relate; the minimum period for attaining each performance goal shall be one year; and the Committee shall certify at the conclusion of the performance period whether the performance-based goals have been attained. Such certification may be made by noting the attainment of the goals in the minutes of the Committee's meetings.

                (c) Except as otherwise determined by the Committee, all rights and title to restricted stock granted to a participant under the Plan shall terminate and be forfeited to the Company upon failure to fulfill all conditions and restrictions applicable to such restricted stock.

                (d) Except for the restrictions set forth in this Plan and those specified by the Committee in any restricted stock agreement, a holder of restricted stock shall possess all the rights of a holder of Common Stock (including voting and dividend rights); provided, however, that prior to vesting the certificates representing such shares of restricted stock (and the amount of any dividends issued with respect thereto) shall be held by the Company for the benefit of the participant and the participant shall deliver to the Company a stock power executed in blank covering such shares. As the shares vest, certificates representing such shares shall be released to the participant. Until such time as the restricted shares vest, all dividends payable on such shares shall be reinvested in Common Stock, treated as restricted stock until the underlying restricted shares vest, and, upon such vesting, released to the participant. If the underlying shares do not vest, all shares purchased with the reinvested dividends shall be forfeited.

                (e) All other provisions of the Plan not inconsistent with this section shall apply to restricted stock or the holder thereof, as appropriate, unless otherwise determined by the Committee.

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9.      TERMINATION OF EMPLOYMENT

        If the employment of a participant holding an incentive stock option terminates for any reason other than death or disability, any incentive stock option may be exercised by him at any time prior to the earlier of the expiration date of the option or the expiration of three months after the date of termination, but only if, and to the extent that, he was entitled to exercise the option at the date of such termination. Notwithstanding the foregoing, an incentive stock option may not be exercised after termination of employment if the Committee determines that the termination of employment of such optionee resulted from willful acts, or failure to act, by the optionee detrimental to the Company or any of its subsidiaries.

        Unless otherwise determined by the Committee, an authorized leave of absence pursuant to a written agreement or other leave entitling a participant to re-employment in a comparable position by law or rule shall not constitute a termination of employment for purposes of the Plan unless the participant does not return at or before the end of the authorized leave or within the period for which re-employment is guaranteed by law or rule. For purposes of this section, a "termination" includes an event which causes a participant to lose his eligibility to participate in the Plan (e.g., an individual is employed by a company that ceases to be a subsidiary of the Company).

        If the employment of a participant holding an incentive stock option terminates by reason of disability (within the meaning of Section 105(d)(4) of the Internal Revenue Code) or death, his incentive stock option may be exercised at any time prior to the earlier of the expiration of the option or the expiration of one year following the date employment terminated due to disability or death, but only if, and to the extent that, he was entitled to exercise the option at the time of such termination. If after termination of employment but before the expiration of the earlier of the option period or the three-month period, a participant holding an incentive stock option dies, the incentive stock option shall continue to be exercisable only for the remainder of either such period (whichever is shorter) and the one-year period shall not be applicable.

        Except as required by law, the Committee shall determine the terms and conditions under which a nonqualified option may be exercised if the employment of a participant holding a nonqualified option terminates for any reason.

        If a participant terminates employment while holding an unexercised SAR, the participant, or his legal representative in the event of his death, may exercise the SAR to the same extent as the option to which it is related may be exercised following termination of employment.

        Unless otherwise provided in a restricted stock agreement, all unvested restricted stock shall be forfeited upon a participant's termination of employment for any reason.

10.     ADJUSTMENT OF SHARES

        In the event of any change in the Common Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, the number and kind of shares

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which thereafter may be granted, optioned and sold under the Plan and the number and kind of shares subject to grant or option in outstanding restricted stock, SAR or option agreements and, in the case of an option, the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

11.     NO EMPLOYMENT RIGHTS

        Neither the Plan nor any grants under the Plan shall confer upon any recipient any right with respect to continuance of employment by the Company or any subsidiary, nor shall they interfere in any way with the right of the Company or any subsidiary by which a recipient is employed to terminate his employment at any time.

12.     WITHHOLDING TAXES

        All grants are subject to Federal, state and local withholding requirements to which grants of this type are normally subject. In the case of any cash payment pursuant to the exercise of an SAR, the Company shall withhold from such payment the appropriate amount of withholding taxes due. Prior to the delivery of any certificate or certificates for shares acquired pursuant to the exercise of an option or SAR or the vesting of restricted stock, the holder must satisfy applicable Federal, state and local withholding tax obligations by either (a) delivering to the Company shares of the same class as the shares as to which the certificate is to be delivered, or (b) directing the Company to withhold certain of such shares, or (c) remitting to the Company a sufficient amount of cash to satisfy the withholding requirements. If withholding is to be satisfied under either (a) or (b), the stock used for payment shall have a fair market value (as determined by the Committee) equal to the amount of the taxes to be withheld. Any election by the holder to satisfy withholding under (a) or
(b) in the case of the exercise of a stock option or SAR must be made prior to the date the amount of the withholding tax is determined, is subject to disapproval by the Committee, and, in the case of an officer of the Company subject to the provisions of Section 16 of the Exchange Act must be made after six months following the grant and must be made during the period beginning on the third business day following the date of release for publication by the Company of financial data specified under Rule 16b-3(e)(1)(ii) under the Exchange Act and ending on the twelfth business day following such date. Any such election shall be irrevocable. The portion of any withholding tax represented by a fractional share must be paid in cash.

13.     CHANGE IN CONTROL

        Upon acquisition of thirty percent (30%) or more of the Company's outstanding shares of stock having general voting rights by an unaffiliated person, entity or group, the Committee shall notify, in writing, each holder of an outstanding option, SAR or restricted stock of such change in control. Notwithstanding any other provision of this Plan or any option or SAR agreement, all options and SARs shall become fully exercisable on receipt of such notice and all forfeiture conditions on restricted stock shall be removed. All outstanding options shall expire if not exercised within 30 days of receipt of the notice of a change of control.

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14.     AMENDMENT AND DISCONTINUANCE

        This Plan may be amended, modified or terminated by the shareholders of the Company or by the Board of Directors, except that the Board may not, without approval of the shareholders, make any material amendment to the Plan, including, without limitation, the following: (a) materially increase the benefits accruing to participants under the Plan, including any material change to (1) permit a repricing (or decrease in option price) of outstanding options,
(2) reduce the price at which options or restricted stock may be granted, or (3) extend the duration of the Plan; (b) materially increase the maximum number of shares as to which restricted stock or options may be granted under the Plan (other than as provided in Section 10); (c) change the basis for making performance-based awards for participants whose compensation is subject to Internal Revenue Code Section 162(m); (d) modify the requirements as to eligibility for participation in the Plan or change or otherwise materially expand the class of participants eligible to participate in the Plan; (e) extend the period for which options may be granted or exercised; (f) expand the types of options or other grants that may be awarded under the Plan; or (g) modify the Plan in any other manner that requires shareholder approval under applicable law or the rules of any stock exchange or trading system on which the Common Stock is listed. Notwithstanding the foregoing, to the extent permitted by law, the Board may amend the Plan without the approval of shareholders, to the extent it deems necessary to cause the Plan to comply with Securities and Exchange Commission Rule 16b-3 or any successor rule, as it may be amended from time to time. Except as required by law, no amendment, modification or termination of the Plan may, without the written consent of a participant to whom any grant shall theretofore have been awarded, adversely affect the rights of such participant under such grant.

15.     EFFECTIVE DATE

        The effective date of the Plan is August 31, 1999, provided that the Plan is adopted by the shareholders of the Company within twelve months of such date.

16.     GOVERNING LAW

        To the extent not inconsistent with the provisions of the Internal Revenue Code that relate to incentive stock options, nonqualified stock options, SARs and restricted stock, this Plan and any agreements adopted pursuant to it shall be construed under the laws of the Commonwealth of Pennsylvania without reference to its principles of conflicts of law.


Dated as of August 31, 1999            ARROW INTERNATIONAL, INC.


                                       By:      /s/ Marlin Miller, Jr.
                                          --------------------------------------
                                                    Marlin Miller, Jr.
                                          Chairman and Chief Executive Officer


Date of Shareholder Approval of Plan:  June 19, 2000

Date of Board of Directors' Approval of Non-Material Amendments to Plan:
October __, 2004